Exhibit 99.1

News Release	News Release

Magnum Hunter Resources To Acquire
Appalachian Basin Focused NGAS Resources
For $98 Million

FOR IMMEDIATE RELEASE - Houston, TX– (Market Wire) – December 27, 2010 – Magnum Hunter Resources Corporation (NYSE Amex: “MHR” and “MHR-PC”) (“Magnum Hunter”, or the “Company”) announced today that it has entered into a definitive agreement to acquire Appalachian Basin focused NGAS Resources, Inc. (NASDAQ: “NGAS”) for approximately $98 million (USD) in common stock and assumed liabilities.  Magnum Hunter has agreed to acquire NGAS for $0.55 per share with a fixed exchange ratio of 0.0846 based on an agreed Magnum Hunter stock price of $6.50 per share.  (There are no collars on the fixed exchange ratio based on the trading price of either Magnum Hunter and/or NGAS).

Magnum Hunter will issue approximately 6.6 million shares, representing approximately 8% of Magnum Hunter’s fully diluted shares outstanding.  The assumed liabilities will be refinanced under a new senior credit facility with an initial borrowing base of $120 million, to be provided by BMO Capital Markets Corp. (“BMO”).  Each company’s respective Board of Directors has given their unanimous approval of the transaction.  BMO acted as Financial Advisor and Capital One Southcoast, Inc. provided a Fairness Opinion to Magnum Hunter’s Board of Directors.  Fulbright & Jaworski L.L.P. acted as Legal Advisor to Magnum Hunter.

Transaction Overview:

MHR Shares to be Issued
•	4.2 million MHR common shares, or approximately $27.3 million, issued to NGAS shareholders
•	2.4 million MHR common shares, or approximately $15.9 million, issued to certain holders of NGAS’ 6% Convertible Notes which are expected to convert into NGAS common shares at or prior to Closing
•	$10 million payment to a third-party to restructure an “out-of-market” gas gathering and transportation agreement through issuance of MHR common shares at closing

Liabilities and Other Items
•	Senior credit facility with approximately $35.2 million outstanding
•	Approximately $14.7 million in remaining NGAS 6% Convertible Notes to be paid off at Closing
•	Other long-term debt of about $6.3 million to be assumed
•	Cash and positive working capital of approximately $11.6 million as of September 30, 2010

NGAS is a British Columbia corporation, therefore a Plan of Arrangement (Canadian Plan of Merger) will be filed in British Columbia in order to complete the transaction.  Such Plan requires a two-thirds favorable vote for the transaction by the NGAS common shareholders and the issuance of a favorable Final Order by the Supreme Court of British Columbia.  NGAS intends to distribute a Proxy Statement as soon as practicable to all NGAS common shareholders announcing a shareholder meeting whereby NGAS common shareholder approval of this transaction will be sought.  Issuance of Magnum Hunter common stock will be exempt from U.S. Securities and Exchange Commission registration requirements due to the aforementioned Canadian court approval.  The transaction is expected to close by March 31, 2011 or soon after that date.

Asset Overview
•	Proved reserves of 78.4 Bcfe as of December 31, 2009 (74% natural gas and 65% PDP)
•	Long-lived reserves, with an R/P ratio of 23.4 years
•	Daily production of approximately 9.2 MMcfe as of September 30, 2010
•	Approximately [360,000] net lease acres (68% undeveloped)

Transaction Highlights
•	Multi-year inventory of approximately 2,400 identified low-risk horizontal drilling locations (historical success ratio of 98%)
•
Ability to achieve an estimated $7 million to $8 million of synergies and cost reductions through restructured gas transportation agreement, consolidation of G&A with Triad Hunter, elimination of public company expenses and possible spin-off of NGAS’ broker-dealer business to a third-party management group

•	Exposure to highly attractive Huron Shale
•	Additional liquids potential in emerging Weir oil play
•	Highly accretive to reserves, production and cash flow per share
•	Ability to hold significant lease acreage without substantial drilling expenditures through HBP acreage and utilization of future Partnership funds

Management Comments

Gary C. Evans, Chairman and CEO of Magnum Hunter Resources Corporation commented, “We have been studying the possibility of a business combination with NGAS for most of 2010.  I am very pleased to make this announcement today that our goal has been accomplished.  This transaction enables our combined enterprise to own high-quality, long-lived proved developed producing assets with significant development upside covering approximately 300,000 acres.  We believe the combination provides tremendous value for both companies’ shareholders.  At Closing, all financial measures are accretive to our shareholder base.  Additionally, Magnum Hunter’s upside exposure in one of our three existing core areas, the Appalachian Basin, is substantially increased with the addition of NGAS to our portfolio.  Significant cost savings from duplicative business operations and anticipated synergies will create substantial value accretion for the combined entity.  The Company’s acquisition of NGAS essentially creates a long dated call option in natural gas while we continue to develop some of our other high return resource plays.  We have been impressed with the operating team at NGAS including the land, geology, and engineering professionals and see this group assisting our future growth plans for the combined enterprise.  We look forward to working with the NGAS management team and Board of Directors toward final closing in early 2011.”

About NGAS Resources, Inc.

NGAS Resources, Inc. is a Lexington, Kentucky based independent exploration and production company focused on unconventional resources plays in the eastern United States, principally within the southern Appalachian Basin. Core assets include approximately 300,000 net developed and undeveloped acres and interests in approximately 1,400 producing crude oil and natural gas wells.  The company’s recent drilling success ratio is approximately 98%.  NGAS also operates natural gas gathering and processing assets and facilities associated with the company’s core Appalachian producing properties.  Upside exposure resides in the following unconventional resources plays: the Huron Shale, the Weir Oil Sands, and the Cleveland Shale.

Conference Call Information

Magnum Hunter will hold a conference call on Monday, December 27th at 10:00 AM Central Time to discuss the transaction, and other matters, including the additional announcement made this morning regarding a definitive agreement for an acquisition by it of certain Marcellus Shale properties.

Dial-In number:	(866) 348-0480 (U.S. & Canada) or (706) 643-5340 (Intl./Local)
Access code:	34256229

A simultaneous webcast of the call may be accessed over the internet by visiting our website at http://us.meeting-stream.com/magnumhunter_122710.  The webcast will be archived for replay on the Magnum Hunter website for 90 days.

About Magnum Hunter Resources Corporation

Magnum Hunter Resources Corporation and subsidiaries are a Houston, Texas based independent exploration and production company engaged in the acquisition of exploratory leases and producing properties, secondary enhanced oil recovery projects, exploratory drilling, and production of oil and natural gas in the United States. The Company is presently active in three of the “big five” emerging shale plays in the United States.

For more information, please view our website at www.magnumhunterresources.com

Forward-Looking Statements
This press release contains statements concerning Magnum Hunter Resources Corporation's expectations, beliefs, plans, intentions, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements and others contained in this presentation that are not historical are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Private Securities Litigation Reform Act of 1995 (the "Litigation Reform Act"). Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words "anticipate", "believe" ,"continue", "could", "estimate", "expect", "forecast", "goal", "intend", "may", "objective", "plan", "potential", "predict", "projection", "should", "will", or other similar words. Such forward-looking statements relate to, among other things: (1) statements regarding the expected timing of the completion of the proposed transaction, (2) the ability to complete the proposed transaction considering the various closing conditions, (3) the benefits of such transaction and its impact on Magnum Hunter’s business, (4) the Company's proposed exploration and drilling operations on its various properties, (5) the expected production and revenue from its various properties, (6) the Company's proposed redirection as an operator of certain properties and (7) estimates regarding the reserve potential of its various properties. These statements are qualified by important factors that could cause the Company's actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) the risk to both companies that the proposed transaction will not be consummated, (2) failure to satisfy any of the conditions to the proposed transaction, (3) adverse effects on the market prices of the parties’ common stock and on operating results because of a failure to complete the proposed transaction, (4) failure to realize the expected benefits of the proposed transaction, (5) negative effects of announcement or consummation of the proposed transaction on the market price of the parties’ common stock, (6) significant transaction costs and or unknown liabilities and general economic and business conditions that affect the parties following the proposed transaction, (7) the Company's ability to finance the continued exploration, drilling and operation of its various properties, (8) positive confirmation of the reserves, production and operating expenses associated with its various properties, (9) the general risks associated with oil and gas exploration, development and operations, including those risks and factors described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission, including but not limited to the Company's Annual Report on Form 10-K for the period ended December 31, 2009 filed on March 31, 2010, and the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010 and, filed on May 17, 2010, August 12,2010 and November 12, 2010, respectively. Magnum Hunter Resources Corporation cautions readers not to place undue reliance on any forward-looking statements. Magnum Hunter Resources Corporation does not undertake, and specifically disclaims any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

Additional Information about the Proposed Transaction
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there by any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  In connection with the proposed transaction, NGAS Resources, Inc. will file a proxy statement and NGAS Resources, Inc. and Magnum Hunter Resources Corporation will file other relevant materials with the SEC.  INVESTORS AND SECURITY HOLDERS OF NGAS RESOURCES, INC. ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

Investors and security holders may obtain a free copy of the proxy statement and other relevant materials when they become available and any other documents filed by Magnum Hunter Resources Corporation and NGAS Resources, Inc. with the SEC, at the SEC’s website at www.sec.gov.  The proxy statement and such other documents filed by NGAS Resources Inc. may also be obtained for free by contacting NGAS Resources, Inc. at 859-263-3948 or 120 Prosperous Place, Suite 201, Lexington, Kentucky 40509-1844 or visiting NGAS Resources, Inc.’s website at www.ngas.com.  Copies of any materials filed by Magnum Hunter Resources Corporation may also be obtained for free by contacting Magnum Hunter Resources Corporation at 832-369-6986 or 777 Post Oak Boulevard, Suite 910, Houston, Texas 77056 Attention: Investor Relations or visiting Magnum Hunter Resources Corporation’s website at www.magnumhunterresources.com.

Participants in the Solicitation
Magnum Hunter Resources Corporation, NGAS Resources, Inc. and their respective directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of NGAS Resources, Inc. shareholders in connection with the proposed transaction.  Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Magnum Hunter Resources Corporation’s executive officers and directors in the solicitation by reading the proxy statement for Magnum Hunter Resources Corporation’s 2010 Annual Meeting of Shareholders, which was filed with the SEC on September 3, 2010, and the proxy statement relating to the proposed transaction and other relevant materials filed with the SEC when they become available.  Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of NGAS Resources, Inc.’s executive officers and directors in the solicitation by reading the proxy statement for NGAS Resources, Inc.’s 2010 Annual Meeting of Shareholders, which was filed with the SEC on April 29, 2010, and the NGAS Resources, Inc.’s proxy statement relating to the proposed transaction and other relevant materials to be filed with the SEC when they become available.  Certain executives and directors of NGAS Resources, Inc. have interests in the proposed transaction that may differ from the interests of NGAS Resources, Inc.’s shareholders generally, including benefits conferred under severance, retention and change of control arrangements and continuation of director and officer insurance and indemnification.  These interests and any additional benefits in connection with the proposed transaction will be described in the proxy statement when it becomes available.

Magnum Hunter Contact:	M. Bradley Davis
Senior Vice President of Capital Markets
bdavis@magnumhunterresources.com
(832) 203-4545